UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2008

ZULU ENERGY CORP.
(Exact name of registrant as specified in its charter)

Colorado	000-52272	20-3281304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 17th Street, Suite 2300, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(720) 961-3255
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On August 20, 2008, Paul Stroud provided notice to Zulu Energy Corp. (the “Company”) of his resignation effective September 19, 2008 from his positions as the Company’s President and Chief Executive Officer and member of the Company’s Board of Directors (the “Board”). Mr. Stroud provided a letter to the Company stating that he has “concerns about the direction the newly reconstituted Board is taking with the Company and directives issued by the new Board.” Mr. Stroud did not specify his concerns. The letter is attached to this Current Report on Form 8-K as an exhibit and is incorporated herein by reference. Mr. Stroud is the Company’s Principal Executive Officer.

On August 20, 2008, James Hostetler, the Company’s Executive Vice President, and David Weisgerber, the Company’s Vice President of Operations, also provided notice to the Company of their resignations from their respective positions with the Company effective September 19, 2008.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Descriptions

17.1	Letter from Paul Stroud, dated August 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZULU ENERGY CORP.

Dated: August 26, 2008	By:	/s/ Mohamed Gova
Name: Mohamed Gova
Title: Chief Financial Officer

Exhibit List

17.1	Letter from Paul Stroud, dated August 20, 2008